Exhibit 32.1

Certifications of the Chief Executive Officer and

Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of H&E Equipment Services, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley W. Barber, Chief Executive Officer, President & Director of the Company, and Leslie S. Magee, Chief Financial Officer and Secretary of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2020	By:	/s/ Bradley W. Barber
Bradley W. Barber
Chief Executive Officer, President & Director
(Principal Executive Officer)

Dated: February 20, 2020	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer & Secretary
(Principal Financial Officer)